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                                                                       EXHIBIT 6

April 20, 1998


Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010


Dear Sirs:

This opinion is furnished in connection with the filing of Post-Effective Amendment No. 8 to Registration Statement No. 33-47927 on Form S-6 ("Registration Statement") which covers premiums received under the Flexible Premium Multifunded Life Insurance policies (FPMLI) offered by Metropolitan Life Insurance Company ("MLIC") in each State where they have been approved by appropriate State insurance authorities. As a Vice-President and Actuary of MLIC, I have reviewed the FPMLI forms and I am familiar with the Registration Statement and Exhibits thereto. In my opinion the illustrations of FPMLI death benefits, cash values and cash surrender values in the Section "Illustrations of Death Benefits, Cash Values, Cash Surrender Values and Accumulated Premiums" of each prospectus included in the Registration Statement ("Prospectus"), based on the assumptions stated in the illustrations, are consistent with the provisions of the FPMLI forms. The rate structure of each FPMLI form has not been designed so as to make the relationship between premiums and benefits, as shown in these illustrations appear to be correspondingly more favorable to a prospective purchaser of the FPMLI for male 35, than to prospective purchasers of FPMLI for a male at other ages or for a female.


I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the Prospectuses.


                                                       Very truly yours,


                                                       /s/ Marian Zeldin
                                                       -------------------
                                                       Marian Zeldin
                                                       Vice-President and
                                                       Actuary